UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2007

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES

     On August 6, 2007, Newfield Exploration Company (the “Company”) closed the sale of substantially all of its Gulf of Mexico assets to McMoRan Exploration Co. for total cash consideration of $1.1 billion and the assumption of liabilities associated with future abandonment of wells and platforms. On August 10, 2007, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Initial Report”) in connection with such sale that included the required historical and pro forma financial information, which information is incorporated herein by reference. This Current Report on Form 8-K/A amends the Initial Report by providing updated pro forma financial information for the year ended December 31, 2007 as required by Item 9.01(b) of Form 8-K.
Item 9.01 Financial Statements and Exhibits
(b)	Pro forma financial information

The unaudited pro forma condensed consolidated income statement for the calendar year ended December 31, 2007 that gives effect to the disposition described above begins on page F-1 of this report.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY
Date: April 30, 2008	By:	/s/ BRIAN L. RICKMERS
Brian L. Rickmers
Controller

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NEWFIELD EXPLORATION COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
     The following unaudited pro forma condensed consolidated income statement is presented to give effect to the disposition on August 6, 2007 (the “Closing Date”) of substantially all of our properties in the Gulf of Mexico for $1.1 billion in cash and the assumption by the buyer of liabilities associated with future abandonment of wells and platforms (the “Disposition”). We retained most of our deepwater properties and partial interests in some primary term acreage in shallow water.
     The historical income statement information for the year ended December 31, 2007 is derived from our audited financial statements and includes the operations of the properties included in the Disposition through the Closing Date. The unaudited pro forma condensed consolidated income statement should be read together with our consolidated income statement and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2007.
     The unaudited pro forma income statement presents our operations as if the Disposition had occurred as of the beginning of the period. No unaudited pro forma condensed consolidated balance sheet as of December 31, 2007 is presented as the Disposition closed prior to December 31, 2007, and is excluded in the historical consolidated balance sheet in our Annual Report on Form 10-K for the year ended December 31, 2007.
     Pursuant to Securities and Exchange Commission rules for pro forma financial statements, no pro forma adjustments were made with respect to the following:
•	reductions in general and administrative expense to reflect cost savings associated with the reduction in our technical and administrative staff resulting from the Disposition;

•	increases in assumed interest income associated with the investment of the proceeds received from the Disposition; and

•	adjustments to historical business interruption insurance premium expense or benefits associated with our risk management policies related to our operations in the Gulf of Mexico.
     The unaudited pro forma condensed consolidated income statement is presented for illustrative purposes only. The financial results may have been different if the Disposition had occurred as of the date indicated above. This financial information does not purport to indicate the future results that we will experience.

F-1

NEWFIELD EXPLORATION COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
(In millions, except per share data)

	Year Ended December 31, 2007
		Less:
	Historical	Gulf of Mexico	Pro Forma
	Consolidated	Disposition (a)	Adjustments		Pro Forma
Oil and gas revenues	$1,783	$416	$—		$1,367

Operating expenses:
Lease operating	314	126			188
Production and other taxes	101	2			99
Depreciation, depletion and amortization	682		(166)	(b)	516
General and administrative	155				155

Total operating expenses	1,252	128	(166)		958

Income from operations	531	288	166		409

Other income (expense):
Interest expense	(102)		12	(c)	(90)
Capitalized interest	47		(2)	(c)	45
Commodity derivative expense	(188)				(188)
Other	6				6

	(237)	—	10		(227)

Income from continuing operations before income taxes	294	288	176		182

Income tax provision (benefit)	122	—	(39)	(d)	83

Income from continuing operations	$172	$288	$215		$99

Earnings per share:
Basic — Income from continuing operations	$1.35				$0.78

Diluted — Income from continuing operations	$1.32				$0.76

Weighted average number of shares outstanding for basic earnings per share	128				128

Weighted average number of shares outstanding for diluted earnings per share	131				131

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

F-2

NEWFIELD EXPLORATION COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
Pro Forma Assumptions:
(a)	Represents adjustments to remove historical revenues and direct operating expenses associated with the properties included in the Disposition.

(b)	Represents adjustment to reflect the pro forma impact of the Disposition on depreciation, depletion and amortization expense. This adjustment includes: (1) the reduction in Depreciation, depletion and amortization expense (“DD&A”) reflecting the production volumes attributable to the properties included in the Disposition; (2) the revision to our DD&A rate resulting from the application of the proceeds from the Disposition to our full cost pool in accordance with the full cost method of accounting for oil and gas activities; and (3) the reduction in accretion expense related to the asset retirement obligation attributable to the properties included in the Disposition.

(c)	Represents adjustments resulting from the reduction in our debt outstanding under our credit arrangements using the proceeds from the Disposition. Adjustments to interest expense are associated with historical borrowings outstanding under our credit arrangements. Adjustments to capitalized interest are associated with historical amounts capitalized to the properties included in the Disposition.

(d)	Represents adjustment to income tax expense on the historical revenues and operating expenses associated with the properties included in the Disposition and pro forma adjustments calculated using the 35% statutory U.S. federal income tax rate.

F-3